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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-58743, 333-62939, 333-81503, and 333-76360 and Forms S-8
No. 33-38304, 33-52228, 33-52226, 33-68076, 33-81284, 33-79496, 333-36713,
333-36715, 333-39991, 333-39993, 333-64545, 333-73383, 333-90675, 333-90671,
333-90673, 333-87971, 333-12903, 333-38222, 333-68428, 333-68430, 333-68432
and 333-68426) of Staples, Inc. and in the related Prospectus of our report dated March 1, 2002, with respect to the consolidated financial statements of Staples, Inc. included in this Annual Report (Form 10-K)for the year ended February 2, 2002.

                                                             ERNST & YOUNG LLP

Boston, Massachusetts
April 1, 2002